FOR IMMEDIATE RELEASE

Media Contact:
Christine Needles
Global Corporate Communications
Christine.Needles@interface.com
+1 404-491-4660

Investor Contact:
Bruce Hausmann
Chief Financial Officer
Bruce.Hausmann@interface.com
+1 770-437-6802

Interface Reports First Quarter 2018 Results

-- GAAP Net Sales Up 8.8%; Organic Sales Up 6.6% --
-- EPS of $0.25 --

ATLANTA – April 25, 2018 – Interface, Inc. (Nasdaq: TILE), a worldwide modular flooring company and global leader in sustainability, today announced results for the first quarter ended April 1, 2018.

"We are continuing to deliver against our value creation strategy, starting off the year with solid performance in line with our expectations. We're seeing positive momentum in the business with organic sales up 6.6% over the prior year period and organic orders up 12% year over year. Our customers are responding favorably to our new LVT offerings and we will continue to expand that portfolio over the course of the year," said Jay Gould, CEO of Interface. "As anticipated, our gross margin was down slightly year over year due to higher input prices as well as exiting the FLOR specialty retail stores. As planned, SG&A expenses were flat as a percent of sales over the prior year while the dollars were up as we executed on our planned investments to accelerate growth. Overall, we delivered EPS of $0.25."

First Quarter 2018 Financial Summary

Sales: First quarter GAAP net sales were $241 million, up 8.8% over the prior year period on broad-based growth and positive currency impacts, offset partially by the Company's exit from FLOR specialty retail. Organic sales growth, which adjusts for the impact of foreign currency fluctuations and exiting FLOR specialty retail, was up 6.6% year over year.

Organic orders, which excludes the impact of foreign currency fluctuations and exiting FLOR specialty retail, were up 12% year over year.

The Company continued to see growth in its core carpet tile as well as LVT, as both product categories continued to drive solid sales and order growth.

Operating Income: First quarter operating income was $23 million, or 9.6% of sales, compared with $15.8 million, or 7.1% of sales, in the prior year period. Excluding last year's restructuring and asset impairment charges, adjusted operating income was $23 million, or 10.4% of sales, in the first quarter of last year.

Gross margin was 38.9% for the first quarter, a decrease of 80 basis points over the prior year period, driven by higher input costs as well as exiting of the FLOR specialty retail stores.

First quarter SG&A expenses of $71 million, or 29.3% of sales, remained flat as a percentage of sales compared to $64.7 million, or 29.3% of sales, in the first quarter of 2017. The dollar investments in the first quarter and the pace of SG&A spend are in line with the Company's targeted annual SG&A plan and targeted run rate.

Net Income and EPS: Net income during the first quarter of 2018 was $15.1 million, or $0.25 per diluted share, compared to first quarter 2017 net income of $8.5 million, or $0.13 per diluted share. Adjusted prior year period net income was $13.2 million, or $0.21 per diluted share, which excludes the restructuring and asset impairment charge reported last year.

Share Repurchases: The Company completed an additional $14.5 million of stock repurchases in the first quarter, executing on the previously announced $100 million share repurchase program.

Fiscal Year 2018 Outlook

Looking at the full year of 2018, Interface reaffirms it is targeting to achieve 3 - 5% organic sales growth, gross profit margin of 39 - 39.5%, SG&A expenses that are relatively flat to 2017 as a percentage of net sales, an effective tax rate of 26 - 27%, interest and other expenses that are projected to be $2 million to $3 million higher than 2017, and capital expenditures of $50 million to $60 million. Based on historic seasonality, current forecasts, and prior year comparables, the Company continues to expect its strongest operating income growth in the second and third quarters of 2018, with softer growth in the first and fourth quarters.

Non-GAAP Financial Measures

Interface provides adjusted net income, adjusted earnings per share, adjusted operating income, organic sales and organic sales growth as additional information regarding its historical operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from non-GAAP net income, non-GAAP EPS, non-GAAP operating income and other non-GAAP measures used by other companies. Adjusted net income, adjusted EPS and adjusted operating income exclude the effects of restructuring and asset impairment charges. Organic sales and organic sales growth exclude the impact of foreign currency fluctuations and Interface's exit from its FLOR specialty retail stores. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures appear in the tables following this news release. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, April 26, at 9:00 a.m. Eastern Time, to discuss its first quarter 2018 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at: https://edge.media-server.com/m6/p/eo23eqgx, or through the Company's website at:
https://www.interface.com/US/en-US/about/investor-relations.
The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

About Interface
Interface, Inc. is the world's largest manufacturer of modular carpet, and has expanded into modular resilient flooring with luxury vinyl tile. Our hard and soft tiles are designed to work together in an integrated flooring system. We are committed to sustainability and minimizing our impact on the environment while enhancing shareholder value. Our mission, Climate Take Back™, focuses on driving positive impacts in the world to create a climate fit for life. For additional information: interface.com and blog.interface.com. Follow Interface on Twitter, YouTube, Facebook, Pinterest, LinkedIn, Instagram, and Vimeo.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward‑looking statements. Forward-looking statements include, without limitation, information under the heading "Fiscal Year 2018 Outlook" in this news release.  Forward-looking statements may be identified by words such as "may," "expect," "forecast," "anticipate," "intend," "plan," "believe," "could," "seek," "project," "estimate," "target" and similar expressions. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading "Risk Factors" included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings "Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings"; "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business or on product design"; "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including sales personnel), and our loss of any of them could affect us adversely"; "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations"; "Concerns regarding the European sovereign debt and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, the potential dissolution of the euro entirely, or the U.K. exiting the European Union, could adversely affect our business, results of operations or financial condition"; "Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers"; "Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber or our sole third party supplier for luxury vinyl tile ("LVT") could have a material adverse effect on us"; "We have a significant amount of indebtedness, which could have important negative consequences to us"; "The market price of our common stock has been volatile and the value of your investment may decline"; "Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets"; "Changes to our facilities could disrupt our operations"; "Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events"; and "Disruptions to or failures of our information technology systems could adversely effect on our business." Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations	Three Months Ended
(In thousands, except per share data)	4/1/18	4/2/17

Net Sales	$240,563	$221,102
Cost of Sales	146,981	133,300
Gross Profit	93,582	87,802
Selling, General & Administrative Expenses	70,594	64,714
Restructuring and Asset Impairment Charges	0	7,299
Operating Income	22,988	15,789
Interest Expense	2,094	1,617
Other Expense, Net	519	1,394
Income Before Taxes	20,375	12,778
Income Tax Expense	5,291	4,231
Net Income	$15,084	$8,547

Earnings Per Share – Basic	$0.25	$0.13

Earnings Per Share – Diluted	$0.25	$0.13

Common Shares Outstanding – Basic	59,671	64,081
Common Shares Outstanding – Diluted	59,717	64,123

Organic Orders Received	$249,900	$223,000

Consolidated Condensed Balance Sheets
(In thousands)	4/1/18	12/31/17
Assets

Cash	$67,857	$87,037
Accounts Receivable	137,890	142,808
Inventory	197,415	177,935
Other Current Assets	38,122	23,087
Total Current Assets	441,284	430,867
Property, Plant & Equipment	214,689	212,645
Other Assets	159,480	157,088
Total Assets	$815,453	$800,600

Liabilities
Accounts Payable	55,313	50,672
Accrued Liabilities	99,247	110,974
Current Portion of Long-Term Debt	15,000	15,000
Total Current Liabilities	169,560	176,646
Long-Term Debt	228,881	214,928
Other Long-Term Liabilities	78,645	78,935
Total Liabilities	477,086	470,509
Shareholders' Equity	338,367	330,091
Total Liabilities and Shareholders' Equity	$815,453	$800,600

Consolidated Condensed Statements of Cash Flows	Three Months Ended
(In thousands)	4/1/18		4/2/17

Net Income		$15,084		$8,547
Depreciation and Amortization		8,731		6,969
Stock Compensation Amortization		2,858		1,115
Deferred Income Taxes and Other Items		3,718		920
Change in Working Capital
Accounts Receivable	6,044		11,661
Inventories	(17,964)		(18,610)
Prepaids and Other Current Assets	(16,358)		(3,313)
Accounts Payable and Accrued Expenses	(6,784)		(1,169)
Cash Provided by (Used in) Operating Activities		(4,671)		6,120
Cash Used in Investing Activities		(8,652)		(7,608)
Cash Used in Financing Activities		(5,756)		(86,825)
Effect of Exchange Rate Changes on Cash		(101)		2,687
Net Decrease in Cash		$(19,180)		$(85,626)

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share data)

	First Quarter	First Quarter
	2018	2017
Net Sales Excluding Specialty Retail and with Foreign Currency Held Neutral (Organic Sales)	$230.8	$216.4
Impact of Changes in Currency	9.8	--
Specialty Retail Sales	--	4.7
Net Sales as Reported	$240.6	$221.1

	First Quarter
	2017
Operating Income Excluding Restructuring and Asset Impairment Charges	$23.1
Restructuring and Asset Impairment Charges	(7.3)
Operating Income as Reported	$15.8

	First Quarter
	2017
Net Income Excluding Restructuring and Impairment Charges	$13.2
Restructuring and Asset Impairment Charges (net of tax)	(4.7)
Net Income as Reported	$8.5

	First Quarter
	2017
Earnings per Share Excluding Restructuring and Asset Impairment Charges	$0.21
Restructuring and Asset Impairment Charges (net of tax)	(0.07)
Earnings per Share as Reported	$0.13

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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